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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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BANTA CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BANTA CORPORATION
225 Main Street
Menasha, Wisconsin 54952
Notice of Annual Meeting of Shareholders
To Be Held April 26, 2005
To the Shareholders of Banta Corporation:
      You are hereby notified that the annual meeting of shareholders of Banta Corporation will be held at the Radisson Paper Valley Hotel, Ballroom B, 333 West College Avenue, Appleton, Wisconsin, on Tuesday, April 26, 2005, at 2:00 p.m., Central Time, for the following purposes:

1.	To elect eight directors to serve for the ensuing year.

2.	To act upon a proposal to approve the Banta Corporation 2005 Equity Incentive Plan.

3.	To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for 2005.

4.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
      The Board of Directors has fixed the close of business on March 4, 2005 as the record date for the determination of the shareholders entitled to notice of and to vote at the annual meeting.
      We hope that you will be able to attend the meeting in person, but if you are unable to do so, please complete, sign and promptly mail back the enclosed proxy form, using the return envelope provided. If, for any reason, you should subsequently change your plans, you may, of course, revoke your proxy at any time before it is actually voted.

By Order of the Board of Directors
BANTA CORPORATION

-s- RONALD D. KNEEZEL

Ronald D. Kneezel
Secretary
Menasha, Wisconsin
March 15, 2005

PROXY STATEMENT
ELECTION OF DIRECTORS
BOARD OF DIRECTORS
STOCK OWNERSHIP
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
PERFORMANCE INFORMATION
APPROVAL OF THE 2005 EQUITY INCENTIVE PLAN
RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR 2005

BANTA CORPORATION
225 Main Street
Menasha, Wisconsin 54952
PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS
To Be Held April 26, 2005
       This proxy statement is being furnished to shareholders by the Board of Directors (the “Board”) of Banta Corporation (the “Company”), beginning on or about March 15, 2005, in connection with a solicitation of proxies by the Board for use at the annual meeting of shareholders to be held on Tuesday, April 26, 2005, at 2:00 p.m., Central Time, at the Radisson Paper Valley Hotel, Ballroom B, 333 West College Avenue, Appleton, Wisconsin, and all adjournments or postponements thereof (the “Annual Meeting”), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders.
      Execution of a proxy given in response to this solicitation will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Presence at the Annual Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by giving notice thereof to the Company in writing or in open meeting, by attending the Annual Meeting and voting in person, or by delivering a proxy bearing a later date.
      A proxy, in the enclosed form, which is properly executed, duly returned to the Company and not revoked will be voted in accordance with the instructions contained therein. The shares represented by executed but unmarked proxies will be voted FOR the eight persons nominated for election as directors referred to herein, FOR the proposal to approve the Banta Corporation 2005 Equity Incentive Plan, FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for 2005 and on such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the election of directors, the approval of the 2005 Equity Incentive Plan and the ratification of the selection of the Company’s independent auditors, the Board has no knowledge of any matters to be presented for action by the shareholders at the Annual Meeting.
      Only holders of record of the Company’s common stock, $.10 par value (the “Common Stock”), at the close of business on March 4, 2005 are entitled to notice of and to vote at the Annual Meeting. On that date, the Company had outstanding and entitled to vote 25,137,640 shares of Common Stock, each of which is entitled to one vote per share.
ELECTION OF DIRECTORS
      At the Annual Meeting, the shareholders will elect eight directors of the Company, each to hold office until the 2006 annual meeting of shareholders and until his or her successor is duly elected and has qualified. Set forth below are the Board’s nominees to serve as directors of the Company. Unless shareholders otherwise specify, the shares represented by the proxies received will be voted in favor of the election as directors of the eight persons named as nominees herein. The Board has no reason to believe that any of the listed nominees will be unable or unwilling to serve as a director if elected. However, in the event that any nominee should be unable or unwilling to serve, the shares represented by proxies received will be voted for another nominee selected by the Board.

      The following sets forth certain information, as of March 4, 2005, about each of the Board nominees for election at the Annual Meeting. Except as otherwise noted, each nominee has engaged in the principal occupation or employment and has held the offices shown for more than the past five years.

		Director
Name	Age	Since	Principal Occupation; Office, if any, Held in the Company; Other Directorships

Jameson A. Baxter	61	1991	President of Baxter Associates, Inc. (private investments); Trustee of The Putnam Funds; Director of Ryerson Tull, Inc.

John F. Bergstrom	58	1998
Chairman and Chief Executive Officer of Bergstrom Corporation (automobile sales and service, credit life insurance, and automotive fleet leasing); Director of Kimberly-Clark Corporation, Midwest Air Group, Inc., Sensient Technologies Corporation and Wisconsin Energy Corporation.

Henry T. DeNero	58	1996
Former Chairman and Chief Executive Officer of HomeSpace, Inc. (homeowner services); Former Executive Vice President of First Data Corporation (an information processing and computer services company); Former Vice Chairman and Chief Financial Officer of Dayton Hudson Corporation; Director of Western Digital Corporation, Digital Insight Corporation, THQ, Inc., PortalPlayer, Inc. and Vignette Corporation.

David T. Gibbons	61	2004
President and Chief Executive Officer of Perrigo Company (pharmaceutical and nutritional products) since 2000 and Chairman since 2003; Director of Robbins & Myers, Inc. Mr. Gibbons was appointed as a director of the Company in December 2004 and was recommended for selection as a director by a third-party search firm.

Paul C. Reyelts	58	2003
Executive Vice President and Chief Financial Officer since February 2005 and prior thereto Senior Vice President and Chief Financial Officer of The Valspar Corporation (a global leader in the paint and coatings industry); Director of Winmark Corporation.

Ray C. Richelsen	63	1998
Executive Vice President-Transportation, Graphics and Safety Markets of 3M Company (a manufacturer of optical films and specialty materials) from January 1998 until his retirement in August 2000; Group Vice President of 3M Company prior thereto.

Stephanie A. Streeter	47	2001
Chairman, President and Chief Executive Officer of the Company; appointed as President and Chief Executive Officer in October 2002 and Chairman in April 2004; President and Chief Operating Officer of the Company from January 2001 to October 2002; Chief Operating Officer of idealab! (creator and operator of internet businesses) from January 2000 to December 2000; Group Vice President of Avery Dennison Corporation (diversified manufacturing company) from 1996 to 2000.

Michael J. Winkler	60	1996	Executive Vice President of Hewlett-Packard Company (computer services); Director of The Dun & Bradstreet Corporation.

      Directors are elected by a plurality of the votes cast (assuming a quorum is present). An abstention from voting will be tabulated as a vote withheld on the election, and will be included in computing the number of shares present for purposes of determining the presence of a quorum, but will not be considered in determining whether each of the nominees has received a plurality of the votes cast at the Annual Meeting. A broker or nominee holding shares registered in its name, or the name of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner’s shares with respect to the election of directors.
      THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS AND URGES EACH SHAREHOLDER TO VOTE “FOR” ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” ALL NOMINEES.
BOARD OF DIRECTORS
Corporate Governance and Independent Directors
      The Board has in effect Corporate Governance Guidelines that, in conjunction with the Board committee charters, establish processes and procedures to help ensure effective and responsive governance by the Board. The Corporate Governance Guidelines are available on the Company’s website at www.banta.com. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this Proxy Statement. The Board has adopted certain categorical standards of independence, which specifically relate to the rules imposed by the listing standards of the New York Stock Exchange (“NYSE”), to assist it in making determinations of director independence. These categorical standards appear as Appendix A to this Proxy Statement. Based on these standards, the Board has affirmatively determined by resolution that Ms. Baxter and Messrs. Bergstrom, DeNero, Gibbons, Reyelts, Richelsen and Winkler have no material relationship with the Company, and, therefore, each are independent in accordance with the NYSE listing standards. The Board will regularly review the continuing independence of the directors.
      The Corporate Governance Guidelines provide that a majority of the members of the Board must be independent directors under the NYSE listing standards.
Presiding Director; Executive Sessions.
      The Corporate Governance Guidelines provide that the Board shall designate a “Presiding Director” to lead each executive session of the Board. The role of the Presiding Director rotates periodically as determined by the Board. Ms. Baxter has been designated by Board resolution as the Presiding Director and will serve in that capacity until her successor is appointed by the Board. Normally, members of the Company’s senior executive management who are not members of the Board will participate in Board meetings to present information, make recommendations, and be available for direct interaction with members of the Board. However, the Board will have at least two regularly scheduled meetings a year for the non-employee directors without members of the Company’s management being present. The non-employee directors may also meet without management present at such other times as they determine appropriate.
Communications with the Board
      Shareholders and other interested parties may communicate with the full Board, the Chairman of the Board, non-management directors as a group or individual directors, including the Presiding Director, by delivering a written communication in care of the Secretary of the Company, 225 Main Street, Menasha, WI 54952. The written communication should be addressed to the specific director or directors whom the shareholder or interested party wishes to contact. Such communication will be delivered directly to the director or directors to whom it is addressed by the Secretary of the Company.

Committees
      The Company has Audit, Compensation, and Nominating and Corporate Governance Committees of the Board. The Board has adopted, and may amend from time to time, a written charter for each of the Audit, Compensation, and Nominating and Corporate Governance Committees. The Company makes available on its website at www.banta.com, free of charge, copies of each of these charters. The Company is not including the information contained on or available through its website as a part of, or incorporating such information by reference into, this Proxy Statement.
      The Audit Committee consists of Ms. Baxter and Messrs. Richelsen and Reyelts (Chairperson). Each of the members of the Audit Committee is independent as defined by the NYSE listing standards and the rules of the Securities and Exchange Commission (the “SEC”). The Board has determined that Mr. Reyelts qualifies as an “audit committee financial expert” as defined in SEC rules. The principal functions performed by the Audit Committee, which met seven times in 2004, are to assist the Board in monitoring: the integrity of the Company’s financial statements; the independent auditor’s qualifications and independence; the performance of the Company’s internal audit function and independent auditors; and the Company’s compliance with legal and regulatory requirements. The Audit Committee has the sole authority to appoint, retain, compensate and terminate the Company’s independent auditors and to approve the compensation paid to the independent auditors. The Audit Committee has conditioned its selection of independent auditors for 2005 upon the ratification of this selection by the Company’s shareholders at the Annual Meeting. See “Ratification of Ernst & Young LLP as Independent Auditors of the Company for 2005.”
      The Compensation Committee consists of Ms. Baxter (Chairperson) and Messrs. Bergstrom, DeNero and Richelsen. Each of the members of the Compensation Committee is independent as defined by the NYSE listing standards. The principal functions of the Compensation Committee, which met five times in 2004, are: to administer the Company’s deferred and incentive compensation plans (including the Company’s equity incentive plans); to annually evaluate salary grades and ranges; to establish guidelines concerning average compensation increases; to establish performance criteria for and to evaluate the performance of the Chief Executive Officer in consultation with the Nominating and Corporate Governance Committee and the Board; to determine the compensation of the Chief Executive Officer; and to review and approve the compensation of all other officers and directors of the Company and subsidiary or division presidents.
      The Nominating and Corporate Governance Committee consists of Messrs. DeNero (Chairperson), Reyelts and Winkler. Each of the members of the Nominating and Corporate Governance Committee is independent as defined by the NYSE listing standards. The principal functions of the Nominating and Corporate Governance Committee, which met four times in 2004, are to: identify individuals qualified to become directors (consistent with the criteria approved by the Board) and recommend candidates for all directorships to be filled by the Board or by the shareholders of the Company; identify directors qualified to serve on the committees established by the Board and recommend to the Board members for each committee to be filled by the Board; develop and recommend to the Board a set of corporate governance principles applicable to the Company, including matters of (a) Board organization, membership and function, (b) committee structure and membership and (c) succession planning for the Chief Executive Officer; and otherwise take a leadership role in shaping the corporate governance of the Company.
Nominations of Directors
      The Nominating and Corporate Governance Committee will consider persons recommended by shareholders to become nominees for election as directors in accordance with the criteria set forth in the Corporate Governance Guidelines and the Nominating and Corporate Governance Committee Charter. Recommendations for consideration by the Nominating and Corporate Governance Committee should be sent to the Secretary of the Company in writing together with appropriate biographical information concerning each proposed nominee. The Company’s By-laws also set forth certain requirements for shareholders wishing to nominate director candidates directly for consideration by shareholders. With respect to an election of directors to be held at an annual meeting, a shareholder must, among other things, give written notice of an intent to make such a nomination to the Secretary of the Company in advance of the meeting in compliance with the terms and within the time period specified in the By-laws. The Nominating and Corporate Governance Committee also retains from time to time as appropriate third-party search firms to assist in the identification and evaluation of potential director nominees.
      In identifying and evaluating nominees for director, the Nominating and Corporate Governance Committee seeks to ensure that the Board possesses, in the aggregate, the strategic, managerial and financial skills as well as experience necessary to fulfill its duties and to achieve its objectives, and seeks to ensure that the Board is comprised of directors who have broad and diverse backgrounds, possessing knowledge in areas that are of importance to the Company. The Nominating and Corporate Governance Committee looks at each nominee on a case-by-case basis regardless of who recommended the nominee. In looking at the qualifications of each candidate to determine if their election would further the goals described above, the Nominating and Corporate Governance Committee takes into account all factors it considers appropriate, which include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge. The Board believes that, to be recommended as a director nominee, each candidate must:

•	display the highest personal and professional ethics, integrity and values;

•	have the ability to exercise sound business judgment;

•	be accomplished in his or her respective field, and have broad experience at the administrative and/or policy-making level in business, government, education, technology or public interest;

•	be independent of any particular constituency, be able to represent all shareholders of the Company and be committed to enhancing long-term shareholder value; and

•	have sufficient time available to devote to activities of the Board and to enhance his or her knowledge of the Company’s business.
      The Board also believes the following qualities or skills are necessary for one or more directors to possess:

•	At least one director should have the requisite experience and expertise to be designated as an “audit committee financial expert” as defined by applicable rules of the SEC.

•	One or more of the directors generally should be active or former chief executive officers of public companies or leaders of major complex organizations, including commercial, scientific, government, educational and other similar institutions.

•	Directors should be selected so that the Board represents diverse backgrounds and perspectives.
Meetings and Attendance
      The Board held six meetings in 2004. Each director attended at least 75% of the aggregate of (a) the total number of meetings of the Board and (b) the total number of meetings held by all committees of the Board on which the director served during 2004.
      Directors are expected to attend the Company’s annual meeting of shareholders each year. All of the current directors who were directors at the time of the 2004 annual meeting of shareholders attended that meeting.
Director Compensation
      Annual Retainer and Meeting Fees. Non-employee directors of the Company receive an annual retainer fee of $38,000. In addition, these directors are paid a fee of $1,000 for every Board and committee meeting they attend. Each committee chairperson also receives an additional $5,000 for serving in such capacity. A director may elect to defer all or any part of the cash compensation he or she is entitled to receive for serving as a director, in which case the amount deferred will be paid in cash in three annual installments after such person ceases to be a director and, at the direction of the director, either will be credited with interest at the prime rate or will be treated for valuation purposes as if such deferred compensation had been invested in

Common Stock pursuant to the phantom stock subaccount under the director’s deferred compensation plan. The deferred compensation plan will be terminated and accounts paid in a lump sum in the event of a change in control of the Company.
      Director Stock Options and Phantom Share Awards. In addition to the compensation described above, each of Ms. Baxter and Messrs. Bergstrom, DeNero, Reyelts, Richelsen, and Winkler automatically received an option to purchase 3,000 shares of Common Stock at a per share exercise price of $45.79 on April 28, 2004, in accordance with the terms of the Company’s Equity Incentive Plan (the “Equity Plan”). Upon his appointment to the Board on December 22, 2004, Mr. Gibbons automatically received an option to purchase 6,000 shares of Common Stock at a per share exercise price of $44.50.
      Under the terms of the Equity Plan, each person when first elected as a non-employee director of the Company automatically receives an option to purchase 6,000 shares of Common Stock. The Equity Plan also provides that, subsequent to the initial grant, each non-employee director (who continues to serve in such capacity) automatically receives an option to purchase an additional 3,000 shares of Common Stock on the day after each annual meeting of shareholders; provided, however, that if a person who is first elected as a non-employee director on the date of the annual meeting of shareholders receives the initial option grant under the Equity Plan on that date, such director will not be entitled to begin receiving subsequent grants until the day following the next succeeding annual meeting of shareholders. Options granted to non-employee directors under the Equity Plan have a per share exercise price equal to 100% of the market value of a share of Common Stock on the date of grant and become exercisable six months after the date of grant, except that if the non-employee director ceases to be a director by reason of death, disability or retirement during such six-month period, the option will become immediately exercisable in full. Options granted to non-employee directors under the Equity Plan terminate on the earlier of (a) ten years after the date of grant or (b) twelve months after the non-employee director ceases to be a director.
      It is anticipated that if the Banta Corporation 2005 Equity Incentive Plan (the “2005 Equity Plan”) is approved by shareholders at the Annual Meeting, automatic grants of stock options to non-employee directors under the 2005 Equity Plan will replace the current grants to non-employee directors under the Equity Plan and that no further option grants to non-employee directors will be made under the Equity Plan following the grants to non-employee directors in April 2005. The terms of the automatic grants to non-employee directors under the 2005 Equity Plan are identical to the terms under the Equity Plan.
      In addition, non-employee directors also receive grants of phantom stock units which have a value equivalent to shares of Common Stock. Each non-employee director receives phantom stock units valued at an amount equal to $50,000 less the Black-Scholes value of the 3,000 share option granted to the director under the Equity Plan. The phantom stock units are granted under the deferred compensation plan and their value is distributed in cash at the time and in the manner described above.
      Director Compensation Generally. The Company’s director compensation practices are established by the Compensation Committee with the purpose of attracting and retaining qualified non-employee directors necessary for the Company’s long-term success. In setting or adjusting director compensation, the Compensation Committee reviews the director compensation practices of corporations of similar size relative to the Company and operating in comparable industries. It is the judgment of the Compensation Committee that a review of the director compensation practices of companies with such characteristics is appropriate in establishing competitive compensation for the Company’s non-employee directors.

STOCK OWNERSHIP
Management
      The following table sets forth information, as of March 4, 2005, regarding beneficial ownership of Common Stock by each director and nominee, each of the executive officers named in the Summary Compensation Table set forth below, and all of the directors and executive officers as a group. As of March 4, 2005, no director or executive officer of the Company beneficially owned one percent or more of the Common Stock, other than Stephanie A. Streeter, who owned 1.0% of the Common Stock. On that date, the directors and executive officers as a group beneficially owned 2.5% of the Common Stock. Except as otherwise indicated in the footnotes, all of the persons listed below have sole voting and investment power over the shares of Common Stock identified as beneficially owned.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership(1)(2)

Jameson A. Baxter	34,375
John F. Bergstrom	22,059	(3)
Henry T. DeNero	24,800
David T. Gibbons	0
Paul C. Reyelts	16,879	(4)
Ray C. Richelsen	19,500
Stephanie A. Streeter	254,944	(5)
Michael J. Winkler	35,396
Michael B. Allen	16,246
Geoffrey J. Hibner	15,888
Ronald D. Kneezel	89,824
Terry J. Margolis	6,593
All directors and executive officers as a group (15 persons)	637,254

(1)	Includes shares subject to currently exercisable options and options exercisable within 60 days of March 4, 2005 as follows: Ms. Baxter, 21,000 shares; Mr. Bergstrom, 19,500 shares; Mr. DeNero, 22,500 shares; Mr. Reyelts, 9,000 shares; Mr. Richelsen, 19,500 shares; Ms. Streeter, 224,602 shares; Mr. Winkler, 22,500 shares; Mr. Allen, 12,641 shares; Mr. Hibner, 12,490 shares; Mr. Kneezel, 66,867 shares; and Mr. Margolis, 2,094 shares; and all directors and executive officers as a group, 512,830 shares.

(2)	Does not include holdings of phantom stock units held by non-employee directors as follows: Ms. Baxter, 10,667 units; Mr. Bergstrom, 2,846 units; Mr. DeNero, 10,152 units; Mr. Reyelts, 295 units; Mr. Richelsen, 5,143 units; and Mr. Winkler, 3,321 units. The value of the phantom stock units is based upon and fluctuates with the market value of the Common Stock.

(3)	Includes 2,350 shares held by a trust over which Mr. Bergstrom shares voting and investment power.

(4)	Includes 1,000 shares held by Mr. Reyelts’ spouse as custodian for their children and 500 shares held by Mr. Reyelts’ spouse. Mr. Reyelts shares voting and investment power over these shares.

(5)	Includes 1,000 shares held by Ms. Streeter’s spouse. Ms. Streeter shares voting and investing power over these shares.

Other Beneficial Owners
      The following table sets forth information, as of December 31, 2004, regarding beneficial ownership by the only persons known to the Company to own more than 5% of the outstanding Common Stock. The beneficial ownership set forth below has been reported on filings made on Schedule 13G with the SEC by the beneficial owners.

	Amount and Nature of Beneficial Ownership

	Voting Power		Investment Power			Percent
Name and Address						of
of Beneficial Owner	Sole	Shared	Sole	Shared	Aggregate	Class

Barclays Global Investors, NA	1,625,639	0	1,790,503	0	1,790,503	7.19%
(and certain affiliates) 45 Fremont Street San Francisco, California
Wachovia Corporation	213,030	1,461,965	1,679,491	2,590	1,684,481	6.74%
One Wachovia Center Charlotte, North Carolina
Royce & Associates, LLC	1,468,100	0	1,468,100	0	1,468,100	5.89%
1414 Avenue of the Americas New York, New York 10019

EXECUTIVE COMPENSATION
Summary Compensation Information
      The following table sets forth certain information for each of the last three fiscal years concerning compensation awarded to, earned by or paid to certain executive officers of the Company. The persons named in the table are sometimes referred to herein as the “named executive officers.”
Summary Compensation Table

		Annual
		Compensation (1)		Long Term Compensation

				Awards		Payouts

				Restricted	Securities
				Stock	Underlying	LTIP	All Other
Name and Principal Position	Year	Salary	Bonus	Awards(2)	Options(#)	Payouts(3)	Compensation(4)

Stephanie A. Streeter	2004	$681,733	$851,808	$332,769	33,803	$533,068	$4,100
Chairman, President and	2003	615,000	415,529	—	100,000	77,551	4,000
Chief Executive Officer	2002	534,231	310,487	—	75,000	47,172	4,000
Michael B. Allen	2004	350,000	272,774	78,004	37,923	105,000	4,100
President, Banta Print	2003	—	—	—	—	—	—
Sector(5)	2002	—	—	—	—	—	—
Geoffrey J. Hibner	2004	330,000	262,131	73,544	7,470	111,772	76,197
Chief Financial	2003	120,577	38,318	—	—	6,386	72,953
Officer(6)	2002	—	—	—	—	—	—
Terry J. Margolis	2004	277,420	225,829	61,803	6,280	100,350	4,100
President, Banta	2003	255,730	207,208	—	—	8,562	72,625
Supply-Chain	2002	186,554	72,100	—	—	—	81,964
Management and Healthcare Sector(7)
Ronald D. Kneezel	2004	264,890	191,283	55,113	5,599	114,882	4,100
Vice President, General	2003	253,000	59,987	—	14,000	33,489	4,000
Counsel and Secretary	2002	241,000	75,452	—	15,000	47,428	4,000

(1)	Certain personal benefits provided by the Company to the named executive officers are not included in the table. The aggregate amount of such personal benefits for each named executive officer in each year reflected in the table did not exceed the lesser of $50,000 or 10% of the sum of such officer’s salary and bonus in each respective year.

(2)	As of January 1, 2005, the number and value of the aggregate restricted stock holdings for the named executive officers were as follows: Ms. Streeter, 7,312 restricted shares with a value of $327,285; Mr. Allen, 1,714 restricted shares with a value of $76,719; Mr. Hibner, 1,616 restricted shares with a value of $72,332; Mr. Margolis, 1,358 restricted shares with a value of $60,784; and Mr. Kneezel, 1,211 restricted shares with a value of $54,204. Contingent upon the named executive officer’s continued employment with the Company, the shares of restricted stock will vest over a three-year period, with one-third vesting on each of the first three anniversaries of the date of issuance. Dividends are paid to the holders of the restricted stock.

(3)	During fiscal 2004, the Company replaced its Economic Profit (EP) Long-Term Incentive Compensation Plan (the “EP Plan”) with a new Long-Term Incentive Cash Compensation Plan, which provides a cash incentive compensation system over three-year rolling periods, the first of which ends in 2006. For fiscal 2004, consists of payments made pursuant to the EP Plan and as a result of the termination thereof, including amounts earned in prior periods but deferred in bonus banks as follows: Ms. Streeter, $95,735; Mr. Hibner, $12,772; Mr. Margolis, $17,124; and Mr. Kneezel, $40,713.

(4)	For fiscal 2004, consists of Company matching contributions under the Company’s Incentive Savings Plan, which is a profit sharing plan under Section 401(k) of the Internal Revenue Code. Also includes reimbursement for relocation expenses of $71,430 and $72,097 for Mr. Hibner in 2003 and 2004, respectively; and $81,819 and $68,625 for Mr. Margolis in 2002 and 2003, respectively.

(5)	Mr. Allen joined the Company on January 5, 2004.

(6)	Mr. Hibner joined the Company on August 11, 2003.

(7)	Mr. Margolis joined the Company on February 4, 2002 and was named as an executive officer on April 27, 2004. As a result of the Company’s proposed sale of its healthcare business, it is currently anticipated that Mr. Margolis will leave the Company in the second quarter of 2005.
Stock Options
      The Company has in effect equity plans pursuant to which options to purchase Common Stock may be granted to key employees (including executive officers) of the Company and its subsidiaries. The following table presents certain information as to grants of stock options made during fiscal 2004 to the named executive officers.
Option Grants in 2004 Fiscal Year

					Grant Date
Individual Grants					Value

	Number of	Percentage of
	Securities	Total Options
	Underlying	Granted to	Exercise or		Grant Date
	Options	Employees in	Base Price	Expiration	Present
Name	Granted(1)	Fiscal Year	($/share)	Date	Value(2)

Stephanie A. Streeter	33,803	6.4%	$45.95	4/26/14	$336,002
Michael B. Allen	30,000	5.7%	$40.93	1/05/14	$243,300
	7,923	1.5%	$45.95	4/26/14	$78,755
Geoffrey J. Hibner	7,470	1.4%	$45.95	4/26/14	$74,252
Terry J. Margolis	6,280	1.2%	$45.95	4/26/14	$62,423
Ronald D. Kneezel	5,599	1.1%	$45.95	4/26/14	$55,654

(1)	The options reflected in the table (which are nonstatutory stock options for purposes of the Internal Revenue Code) were granted on April 26, 2004 (and, in the case of Mr. Allen, an option granted on January 5, 2004 in connection with his joining the Company) and vest ratably over the three-year period following the date of grant. The options are subject to early vesting in the case of the optionee’s death, disability or retirement.

(2)	The option values presented are based on the Black-Scholes option pricing model adopted for use in valuing stock options. Material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the table above include the following: (a) an exercise price of the option equal to the fair market value of the underlying stock on the date of grant; (b) a risk-free rate of return representing the interest rate on a U.S. Treasury security with a maturity date corresponding to the term of the option; (c) volatility of 25.64% (24.16% for the January 5, 2004 grant to Mr. Allen), which was calculated using daily Common Stock prices for the one-year period prior to the date of grant; (d) a dividend yield equal to 1.47% (1.72% for the January 5, 2004 grant to Mr. Allen) representing the dividend yield on the Common Stock as of the date of grant; (e) an option term of ten years; and (f) reductions in accordance with the option pricing model of 15.59% (for all option grants in 2004) to reflect assumptions relating to the probability of forfeiture due to termination prior to vesting and 21.64% (20.89% for the January 5, 2004 grant to Mr. Allen) to reflect the probability of a shortened option term due to termination of employment prior to the expiration date. The actual value, if any, that an optionee may realize upon exercise will depend on the excess of the price of the Common Stock over the option exercise price on the date that the option is exercised. There is no assurance that the value realized by an optionee will be at or near the value estimated under the Black-Scholes model.

      The following table sets forth information regarding the exercise of stock options by each of the named executive officers during the 2004 fiscal year and the fiscal year-end value of unexercised options held by the named executive officers.
Aggregated Option Exercises in 2004 Fiscal Year and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options at Fiscal		Options at Fiscal
	Shares		Year-End		Year-End(1)
	Acquired	Value
Name	on Exercise	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Stephanie A. Streeter	0	—	213,334	125,469	$2,992,105	$695,495
Michael B. Allen	0	—	0	37,923	0	114,900
Geoffrey J. Hibner	0	—	10,000	27,470	111,000	222,000
Terry J. Margolis	9,334	$112,741	8,666	24,280	67,674	157,138
Ronald D. Kneezel	10,500	$184,590	65,000	19,599	1,067,209	110,321

(1)	The dollar values are calculated by determining the difference between the fair market value of the underlying Common Stock and the exercise price of the options at exercise or fiscal year-end, as the case may be.
Long-Term Cash Incentives
      The Company maintains the Banta Corporation Long-Term Incentive Cash Compensation Plan (the “LTICCP”), which provides a cash incentive compensation system over three-year rolling periods for satisfaction of goals established by the Compensation Committee. A target bonus is established for each participant based upon a percentage of that participant’s base salary at the beginning of the three-year performance period. The LTICCP benefits are paid in cash at the end of the performance period with a minimum award of 50% of the participant’s target bonus and a maximum award of 300% of the target bonus. In the event a participant’s employment with the Company is terminated (other than by qualified retirement, disability, death or involuntary termination without cause) on or before the end of the applicable performance period, the right of the participant to any payout is forfeited. In the event a participant’s employment is terminated as a result of a qualified retirement, disability, death or involuntary termination without cause, the Company will pay to the participant in cash within 30 days following termination of employment a fraction of one-half of the participant’s targeted bonus, prorated based on the number of full calendar months during the performance period during which the participant was employed by the Company. The LTICCP is part of the Company’s overall long-term incentive plan, which plan includes not only a cash benefit but also awards of stock options and restricted stock.
      Because the amount of any payout under the LTICCP is dependent upon the satisfaction of performance objectives, the exact amount of the payout (if any) to a named executive officer under the LTICCP cannot be determined at this time, except that each named executive officer will receive at least a minimum, threshold award of 50% of his or her target bonus. The following table describes the hypothetical amounts that would be payable to the named executive officers under LTICCP awards granted during fiscal 2004, assuming that threshold, target and maximum levels of the performance metrics are met.

Long-Term Incentive Plan — Awards in 2004 Fiscal Year

		Estimated Future Payouts
	Performance or other period
Name	until maturation or payout(1)	Threshold	Target	Maximum

Stephanie A. Streeter	3 years	$218,667	$437,333	$1,311,999
Michael B. Allen	3 years	52,500	105,000	315,000
Geoffrey J. Hibner	3 years	49,500	99,000	297,000
Terry J. Margolis	3 years	41,613	83,226	249,678
Ronald D. Kneezel	3 years	37,085	74,169	222,508

(1)	Because the LTICCP was first established in 2004 when it replaced the Company’s EP Plan, the first three-year period ends in 2006, but transitional bonuses are subject to payment for the first two years in the new cycle, 2004 and 2005.
Pension Plan Benefits
      The following table sets forth the estimated annual pension benefits payable to a covered participant at normal retirement age under the Company’s Employees Pension Plan as well as under the Company’s Supplemental Retirement Plan (which, in part, provides benefits that would otherwise be denied participants by reason of (i) certain Internal Revenue Code limitations on qualified benefit plans and (ii) the exclusion of cash incentive awards and deferred compensation in calculating benefits under the qualified plan). The benefits that are payable under the pension and retirement plans are based upon remuneration that is covered under the plans and years of service with the Company and its subsidiaries.
Pension Plan Table

Average Monthly	Yearly Pension After Specified Years of Service
Compensation in Five
Highest Consecutive Years	10 Years	15 Years	20 Years

$24,000	$72,000	$108,000	$144,000
36,000	108,000	162,000	216,000
48,000	144,000	216,000	288,000
60,000	180,000	270,000	360,000
72,000	216,000	324,000	432,000
84,000	252,000	378,000	504,000
96,000	288,000	432,000	576,000
108,000	324,000	486,000	648,000
120,000	360,000	540,000	720,000
132,000	396,000	594,000	792,000
144,000	432,000	648,000	864,000
156,000	468,000	702,000	936,000
      A participant’s remuneration covered by this benefit formula is such participant’s base salary, annual bonus and any long-term bonus earned from 1996 through 2003 (but excluding any LTICCP distributions). The covered remuneration paid for the last fiscal year to the named executive officers is set forth in the Summary Compensation Table under the headings “Salary” and “Bonus.” As of December 31, 2004, Ms. Streeter and Messrs. Allen, Hibner, Margolis and Kneezel completed 4, 1, 2, 3 and 17 years of credited service under the Company’s pension plans, respectively. Benefits shown in the table are computed as a straight single life annuity assuming retirement at age 65. The benefits reflected in the table are not subject to reduction for Social Security benefits.

Agreements with Named Executive Officers
      The Company has agreements with Ms. Streeter as well as Messrs. Allen, Hibner, Margolis and Kneezel and certain other officers and key employees which provide for continued employment for periods of from two to three years after a change of control (the “Employment Period”) and for lump-sum termination payments equal to three times the executive’s base salary plus the highest incentive compensation earned by the executive in any year during the preceding three years if employment is terminated during the Employment Period by the Company (other than for cause or disability) or by the executive due to significant changes in his or her working conditions or status without his or her consent. The agreements also provide the foregoing benefits in connection with certain terminations which are effected in anticipation of a change of control. Under the agreements, the executive’s employee benefits such as health, accident and life insurance will also be continued following a termination for which a termination payment is made for up to three years or until comparable benefits are available from a new employer. The agreements similarly provide for the accelerated vesting of outstanding stock options in the event of a change of control. The agreements provide that, if any payments thereunder constitute an “excess parachute payment” under the Internal Revenue Code, the Company will pay the officer the amount necessary to offset the excise tax and any additional taxes resulting from the payment of an excess parachute payment. Each of Ms. Streeter and Messrs. Allen and Hibner have an agreement with the Company that provides for a severance payment of one year’s salary (and the continuation of health insurance for one year) if, prior to a change of control, the Company terminates the executive’s employment other than for cause or disability. Mr. Margolis has a similar agreement that provides for a severance payment of one year’s salary paid in equal monthly installments over twenty-four months, plus reimbursement for moving expenses incurred to move Mr. Margolis back to State College, Pennsylvania following termination of his employment. If Mr. Margolis is unable to find employment following termination of employment with the Company, then the severance payment will be increased on a month-to-month basis up to six additional months (for a total severance of eighteen months), paid over thirty months.
      The Company has deferred compensation plans for key employees in which the named executive officers are eligible to participate and which provide for deferral of salary and cash incentive compensation. Payments under the deferred compensation plans generally commence following retirement of the participant. A participant can elect to receive his or her deferred compensation while still employed with the Company as of a specified date or dates. Over the past seventeen years, there have been a variety of different voluntary deferred compensation plans which have been applicable to one or more of the named executive officers. One of such plans, adopted in 1988, provides for the acceleration of payment of the deferred benefits in the event of a change in control. In such case, the lump sum payment will be equal to the present value of the participant’s future benefits if the participant is receiving benefits at the time of such change of control or the amount standing to the participant’s credit in his or her deferred compensation account if the participant is not otherwise entitled to receive benefits at the time of such change of control. The Company has entered into an executive trust agreement with a third party trust company to provide a means of segregating assets for the payment of all of these deferred compensation benefits (as well as benefits under the Company’s Supplemental Retirement Plan), subject to claims of the Company’s creditors. Such trust is only nominally funded until the occurrence of a potential change of control.
Committee Report on Executive Compensation
      The Compensation Committee of the Board is responsible for all aspects of the Company’s compensation package offered to its executive officers, including the named executive officers. The following is a report of the Compensation Committee regarding executive compensation:
      Policies Governing Executive Compensation. The Company’s general policies relating to executive compensation are: (a) to establish a direct link between executive compensation and the annual, intermediate-term and long-term performance of the Company; (b) to provide performance-based compensation opportunities (including equity-based awards) which allow executive officers to earn rewards for maximizing shareholder value; (c) to attract and retain the key executives necessary for the Company’s long-term success; and (d) to reward individual initiative and the achievement of specified goals. In applying these general policies, the objective of the Compensation Committee has been to ensure that a significant portion of the compensation paid to senior executive officers, including the named executive officers, be incentive-based since these individuals have significant control over and responsibility for the Company’s direction and performance.
      Executive Compensation Package. As reflected under the section entitled “Executive Compensation,” the Company’s executive compensation package currently consists of a mix of salary, annual and long-term bonus awards and equity awards as well as benefits under the employee benefit plans offered by the Company.
      In setting and adjusting executive salaries, including the salaries of the Chief Executive Officer and the other named executive officers, the Compensation Committee, in conjunction with the independent compensation consultants retained by the Committee, has historically compared the base salaries paid or proposed to be paid by the Company with the ranges of salaries paid by corporations of similar size relative to the Company and operating in comparable industries. It is the judgment of the Compensation Committee that a review of the compensation practices of companies with such characteristics is appropriate in establishing competitive salary ranges for the Company’s executive officers.
      The Compensation Committee, in developing a new broadband salary structure, established the minimum, midpoint and maximum ranges for each salary broadband for fiscal 2004 based on its analysis of comparative market data. The Compensation Committee also approved a 3.5% guideline for 2004 executive officer base salary increases, subject to individual variances to reflect above or below average performance. In establishing 2004 salaries for each individual executive officer, Ms. Streeter, then the Company’s President and Chief Executive Officer, made specific recommendations for salary adjustments (other than her own) to the Compensation Committee based on the foregoing guidance provided by the Committee as well as a review of industry comparables, the level of responsibility delegated to the particular executive officer, the expertise and skills offered by each officer, the officer’s individual job performance and the performance of the group over which the individual had responsibility. These various factors were considered on a case-by-case basis and no specific formula was used to give any one factor a relative weight as compared to the others. The Compensation Committee reviewed the foregoing recommendations and then made final decisions on the base salaries to be paid by the Company. The Compensation Committee also reviewed and fixed the base salary of Ms. Streeter for 2004 based on similar competitive compensation data and individual job performance criteria. The base salary paid to Ms. Streeter for fiscal 2004 was initially set at $650,000. Ms. Streeter’s base salary was increased to $700,000 upon her being named Chairman on April 28, 2004.
      During the period 1998 through 2003, the Compensation Committee maintained the Economic Profit (EP) Incentive Compensation Plan, which provided for payouts based on (i) earnings per share; (ii) the creation of economic profit for the Company; and (iii) measures related to specific business unit performance. In 2004, the Compensation Committee replaced that program with the Short-Term Incentive Plan (the “STIP”), which provides an annual incentive for certain employees of the Company, including the named executive officers. The factors on which awards under the STIP were granted for service in fiscal 2004, payable in 2005, included: (i) earnings per share; (ii) revenues; (iii) return on assets managed; and (iv) for participants affiliated with a specific business unit, in addition to the corporate goals using the foregoing factors, the operating income, revenue and return on assets managed of the applicable business unit. The factors and the target bonus percentages are determined in the discretion of the Compensation Committee and can change each year. There is no minimum bonus payable under the STIP and the maximum annual bonus is two times the “target bonus.” Any bonuses are paid in a lump sum in the following year. Under the STIP, Ms. Streeter earned a payout of $851,808 for the 2004 fiscal year paid in 2005.
      During the period 1998 through 2003, the Compensation Committee also maintained the Economic Profit (EP) Long-Term Incentive Compensation Plan (the “EP Plan”), which focused on earnings per share and on the creation of economic profit. In 2004, the Compensation Committee replaced that program with the Long-Term Incentive Cash Compensation Plan (the “LTICCP”). The LTICCP is a part of the overall long-term incentive plan for certain employees of the Company, including the named executive officers, which plan includes not only this cash benefit but also awards of stock options and restricted stock. The factors on which awards under the LTICCP were granted in fiscal 2004 are similar to those in the STIP except that the LTICCP has a three-year performance period. Again, the factors and the target bonus percentages are determined in the discretion of the Compensation Committee and can change for each performance period. The maximum award for the three-year performance period is three times the “target bonus” and there is a minimum cash award of 50% of the “target bonus” at the end of the three-year period. Because 2004 was the first year of the shift to the three-year performance period, a transition bonus was determined in the discretion of the Compensation Committee. Under the transition provision of the LTICCP, Ms. Streeter received a cash payout of $533,068, of which $437,333 was earned in 2004 and $95,735 was earned in prior periods but deferred in a bonus bank established under the EP Plan.
      The Company’s long-term incentive plan also includes stock option grants and grants of restricted stock. Stock options granted by the Compensation Committee have a per share exercise price of 100% of the fair market value of a share of Common Stock on the date of grant and, accordingly, the value of the option will be dependent on the future market value of the Common Stock. Similarly, since the value of shares of restricted stock is also dependent on the future market value of the Common Stock, the granting of restricted stock is intended to promote the long-term interest of the Company and its shareholders by providing a means for attracting and retaining qualified employees of the Company, to align the interests of employees with the interests of shareholders, and to provide an incentive to employees to improve the long-term performance of the Company.
      In accordance with the Company’s long-term incentive plan (the parameters of which were determined by the Compensation Committee in consultation with its independent compensation consultants), Ms. Streeter received an option to purchase 33,803 shares of Common Stock at a per share exercise price of $45.95 and 7,312 shares of restricted stock. By tying a portion of each executive officer’s overall compensation to stock price through the grant of options and restricted stock, the Compensation Committee seeks to enhance its objective of providing a further incentive to maximize long-term shareholder value.
      In connection with the equity-based plans, the Company endorses the policy that stock ownership by management is an important factor in aligning the interests of management and shareholders. The Company has adopted stock ownership guidelines that are intended to encourage stock ownership by management. Under these guidelines, management personnel are expected to own a specified number of shares of Common Stock depending upon their respective salary grade. The Compensation Committee considers an individual’s compliance with the stock ownership guidelines in determining the size of equity-based grants.
      The Company’s policy with respect to other employee benefit plans is to provide competitive benefits to the Company’s employees, including executive officers, to encourage their continued service with the Company. In the view of the Compensation Committee, a competitive benefits package is an essential component in achieving the Company’s goal of being able to attract new key employees from time to time as events warrant.
      Under Section 162(m) of the Internal Revenue Code, the tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. The Compensation Committee currently intends, in all appropriate circumstances, to qualify compensation paid to the Company’s executive officers for deductibility by the Company under Section 162(m) of the Internal Revenue Code.

BANTA CORPORATION
COMPENSATION COMMITTEE

Jameson A. Baxter, Chairperson
John F. Bergstrom
Henry T. DeNero
Ray C. Richelsen

REPORT OF THE AUDIT COMMITTEE
      The Audit Committee of the Board is currently composed of three directors, each of whom is independent as defined in the NYSE’s listing standards and SEC rules. The Audit Committee operates under a written charter adopted by the Board.
      The Company’s management is responsible for the Company’s internal controls and the financial reporting process, including the system of internal controls. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited consolidated financial statements with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee this process.
      The Audit Committee has reviewed and discussed the audited consolidated financial statements of the Company with management and the independent auditors. The Audit Committee has discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).
      The Company’s independent auditors have provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with Ernst & Young LLP its independence. The Audit Committee considered whether the independent auditors’ provision of non-audit services is compatible with maintaining Ernst & Young LLP’s independence.
      The Audit Committee discussed with the Company’s internal and independent auditors the overall scopes and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluation of the Company’s internal controls and overall quality of the Company’s financial reporting.
      Based on the Audit Committee’s reviews and discussions with management, the internal auditors and the independent auditors referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended January 1, 2005 for filing with the SEC.

BANTA CORPORATION
AUDIT COMMITTEE

Paul C. Reyelts, Chairperson
Jameson A. Baxter
Ray C. Richelsen

PERFORMANCE INFORMATION
      Set forth below are line graphs during the last five years comparing the Company’s cumulative total shareholder return with the cumulative total return of companies in the Standard & Poor’s 500 Stock Index and companies in a peer group selected in good faith by the Company. The total return information presented in the graphs assumes the reinvestment of dividends. The companies in the peer group are: Cadmus Communications Corp.; Courier Corp.; R. R. Donnelley & Sons Company; and Quebecor World Inc. The returns of each company in the peer group have been weighted based on such company’s relative market capitalization.
Comparison Of Five Year Cumulative Total Return
Among Banta Corporation, S&P 500 Index And Peer Group Companies

	December 31,

	1999	2000	2001	2002	2003	2004

Banta Value	$100	$115	$139	$147	$196	$218
S&P 500 Composite	100	91	80	62	80	89
Peer Group	100	114	117	105	120	139

APPROVAL OF THE 2005 EQUITY INCENTIVE PLAN
General
      The Board has unanimously adopted the 2005 Equity Plan contingent upon shareholder approval of the 2005 Equity Plan at the Annual Meeting.
      The following summary description of the 2005 Equity Plan is qualified in its entirety by reference to the full text of such 2005 Equity Plan, which is attached to this Proxy Statement as Appendix B.
Purpose
      The purpose of the 2005 Equity Plan is to promote the best interests of the Company and its shareholders by providing key employees of the Company and its affiliates, and members of the Board who are not employees of the Company or its affiliates, with an opportunity to acquire a proprietary interest in the Company. The 2005 Equity Plan is intended to promote continuity of management and to provide increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company’s continued growth and financial success. In addition, by encouraging stock ownership by directors who are not employees of the Company or its affiliates, the Company seeks to attract and retain on the Board persons of exceptional competence and to provide a further incentive to serve as a director of the Company.
Administration and Eligibility
      The 2005 Equity Plan is administered by a committee of the Board (the “Committee”) consisting of no less than two directors who are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and who are “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code. In the event that the Committee is not appointed, the functions of the Committee will be exercised by those members of the Board who qualify as “non-employee directors” under Rule 16b-3 and as “outside directors” within the meaning of Section 162(m). The Compensation Committee is designated as the current administrator of the 2005 Equity Plan. Among other functions, the Committee has the authority to establish rules for the administration of the 2005 Equity Plan; to select the key employees of the Company and its affiliates to whom awards will be granted; to determine the types of awards to be granted to key employees and the number of shares covered by such awards; and to set the terms and conditions of such awards. The Committee may also determine whether the payment of any proceeds of any award shall or may be deferred by a key employee participating in the 2005 Equity Plan. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company any or all of the authority and responsibility of the Committee in connection with the 2005 Equity Plan, other than with respect to those persons who file reports under Section 16 of the Exchange Act (e.g., executive officers and directors of the Company). Subject to the express terms of the 2005 Equity Plan, determinations and interpretations with respect thereto will be in the sole discretion of the Committee, whose determinations and interpretations will be binding on all parties.
      Any key employee of the Company or any affiliate, including any executive officer or employee-director of the Company, is eligible to be granted awards by the Committee under the 2005 Equity Plan. In addition to key employees, each non-employee director of the Company is automatically entitled, as described below, to receive option grants under the 2005 Equity Plan. Approximately 158 persons are currently eligible to participate in the 2005 Equity Plan. The number of eligible participants may increase over time based upon future growth of the Company.
Awards Under the 2005 Equity Plan; Available Shares
      The 2005 Equity Plan authorizes the granting to key employees of: (a) stock options, which may be either incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code (“ISOs”) or non-qualified stock options; (b) stock appreciation rights (“SARs”); and (c) restricted stock. The 2005 Equity Plan also provides for the automatic grant of non-qualified options to non-employee directors of the Company. The 2005 Equity Plan provides that up to a total of 3,500,000 shares of Common Stock (subject to adjustment as described below) are available for the granting of awards thereunder.
      If any shares of Common Stock subject to awards granted under the 2005 Equity Plan, or to which any award relates, are forfeited or if an award otherwise terminates, expires or is cancelled prior to the delivery of all of the shares or other consideration issuable or payable pursuant to the award, such shares will be available for the granting of new awards under the 2005 Equity Plan. Upon payment in shares pursuant to the exercise of an SAR, the number of shares available for issuance under the 2005 Equity Plan shall be reduced by the total number of shares with respect to which the SAR is exercised and not only by the number of shares actually issued in such payment. Any shares delivered pursuant to an award may be either authorized and unissued shares of Common Stock or treasury shares held by the Company.
Terms of Awards
      Option Awards to Key Employees. Options granted under the 2005 Equity Plan to key employees may be either ISOs or non-qualified stock options. No individual key employee may be granted, during any calendar year, options to purchase in excess of 300,000 shares of Common Stock under the 2005 Equity Plan (subject to adjustment as described below).
      The exercise price per share of Common Stock subject to options granted to key employees under the 2005 Equity Plan will be determined by the Committee, provided that the exercise price may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The term of any option granted to a key employee under the 2005 Equity Plan will be as determined by the Committee, provided that the term of an ISO may not exceed ten years from the date of its grant. Options granted to key employees under the 2005 Equity Plan will become exercisable in such manner and within such period or periods and in such installments or otherwise as determined by the Committee. Options may be exercised by payment in full of the exercise price, either (at the discretion of the Committee) in cash or in whole or in part by tendering shares of Common Stock or other consideration having a fair market value on the date of exercise equal to the option exercise price. All ISOs granted under the 2005 Equity Plan will also be required to comply with all other terms of Section 422 of the Internal Revenue Code.
      Option Awards to Non-Employee Directors. Under the 2005 Equity Plan, any person who is first elected as a non-employee director of the Company following the effective date of the 2005 Equity Plan will automatically be granted, on the date of such election, a non-qualified stock option to purchase 6,000 shares of Common Stock (subject to adjustment as described below). In addition, the 2005 Equity Plan provides that each non-employee director (if he or she continues to serve in such capacity) will, on the day after the annual meeting of shareholders in each year commencing in 2006, automatically be granted an option to purchase 3,000 shares of Common Stock (subject to adjustment as described below). Notwithstanding the preceding sentence, the 2005 Equity Plan provides that if a person who is first elected as a non-employee director on the date of an annual meeting of shareholders receives the initial option grant under the 2005 Equity Plan on that date, such director will not be entitled to begin receiving subsequent grants until the day following the next succeeding annual meeting of shareholders. Non-employee directors will be entitled to receive the automatic grants under the 2005 Equity Plan as described above only for so long as the 2005 Equity Plan remains in effect and a sufficient number of shares are available for the granting of those options thereunder.
      The option price per share of any option granted to a non-employee director must be 100% of the “market value” of a share of Common Stock on the date of grant of such option. The “market value” of a share on the date of grant to the non-employee director will be the closing price per share for the Common Stock on the New York Stock Exchange on the trading day next preceding such grant date or, if no trading occurred on the trading date next preceding the date on which the non-qualified stock option is granted, then the “market value” per share shall be determined with reference to the next preceding date on which the shares were traded. An option granted to a non-employee director becomes exercisable six months after the date of grant, except that if the non-employee director ceases to be a director by reason of death, disability or retirement within six months after the date of grant, the option will become immediately exercisable in full.

      Options granted to non-employee directors will terminate on the earlier of (a) ten years after the date of grant or (b) twelve months after the non-employee director ceases to be a director of the Company. Options granted to non-employee directors may be exercised under the 2005 Equity Plan by payment in full of the exercise price, either in cash or in whole or in part by tendering previously acquired shares of Common Stock having a market value on the date of exercise equal to the option exercise price.
      The Committee has no discretion to alter the provisions governing options granted to non-employee directors.
      SARs. An SAR granted under the 2005 Equity Plan will confer on the key employee holder a right to receive, upon exercise thereof, the excess of (a) the fair market value of one share of Common Stock on the date of exercise over (b) the grant price of the SAR as specified by the Committee. The grant price of an SAR under the 2005 Equity Plan may not be less than 100% of the fair market value of a share of Common Stock on the date of grant. The grant price, term, methods of exercise, methods of settlement (including whether the holder of an SAR will be paid in cash, shares of Common Stock or other consideration), and any other terms and conditions of any SAR granted under the 2005 Equity Plan are determined by the Committee at the time of grant. Pursuant to the terms of the 2005 Equity Plan, no individual key employee may be granted, during any calendar year, SARs thereunder with respect to in excess of 50,000 shares of Common Stock (subject to adjustment as described below).
      Restricted Stock. Shares of restricted Common Stock granted to key employees under the 2005 Equity Plan will be subject to such restrictions as the Committee may impose, including any limitation on the right to vote such shares or receive dividends thereon. The restrictions imposed on the shares may lapse separately or in combination at such time or times, or in such installments or otherwise, as the Committee may deem appropriate. Except as otherwise determined by the Committee, upon termination of a key employee’s employment for any reason during the applicable restriction period, all shares of restricted stock still subject to restriction will be subject to forfeiture by the key employee.
      The 2005 Equity Plan limits the total number of shares of restricted stock that may be awarded thereunder to 350,000 shares. In addition, no individual key employee may be granted, during any calendar year, in excess of 50,000 shares of restricted stock under the 2005 Equity Plan. The foregoing numerical limitations on the issuance of shares of restricted stock are subject to adjustment as described below.
Adjustments
      If any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event affects the shares of Common Stock so that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2005 Equity Plan, then the Committee will generally have the authority to, in such manner as it deems equitable, adjust (a) the number and type of shares subject to the 2005 Equity Plan and which thereafter may be made the subject of awards, (b) the number and type of shares subject to outstanding awards, and (c) the grant, purchase or exercise price with respect to any award, or may make provision for a cash payment to the holder of an outstanding award.
No Re-Pricing of Options.
      Without the approval of the Company’s shareholders, no option granted under the 2005 Equity Plan can be re-priced or can be granted in connection with the cancellation of a previously granted option under the 2005 Equity Plan if the exercise price of the later granted option is less than the exercise price of the earlier granted option.

Limits on Transferability
      No award granted under the 2005 Equity Plan (other than an award of restricted stock on which the restrictions have lapsed) may be assigned, sold, transferred or encumbered by any participant, otherwise than by will, by designation of a beneficiary, or by the laws of descent and distribution. Each award will be exercisable during the participant’s lifetime only by such participant or, if permissible under applicable law, by the participant’s guardian or legal representative.
Amendment and Termination
      Subject to shareholder approval in certain circumstances, the Board may amend, alter, suspend, discontinue, or terminate the 2005 Equity Plan; provided, however, that the provisions governing the granting of options to non-employee directors may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder. Shareholder approval of any amendment of the 2005 Equity Plan must be obtained if (i) the amendment (a) increases the number of shares of Common Stock with respect to which awards may be granted under the 2005 Equity Plan, (b) expands the class of persons eligible to participate under the 2005 Equity Plan or (c) otherwise increases in any material respect the benefits payable under the 2005 Equity Plan; or (ii) if otherwise required by the Internal Revenue Code or any rules promulgated thereunder (in order to allow for ISOs to be granted under the 2005 Equity Plan), or the listing requirements of the New York Stock Exchange or any principal securities exchange or market on which shares of Common Stock are then traded (in order to maintain the listing of the shares thereon). Termination of the 2005 Equity Plan will not affect the rights of participants with respect to awards previously granted to them, and all unexpired awards will continue in force and effect after termination of the 2005 Equity Plan except as they may lapse or be terminated by their own terms and conditions.
Withholding
      Not later than the date as of which an amount first becomes includible in the gross income of a key employee for federal income tax purposes with respect to any award under the 2005 Equity Plan, the key employee will be required to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to awards under the 2005 Equity Plan may be settled with shares of Common Stock (other than shares of restricted stock), including shares of Common Stock that are part of, or are received upon exercise of, the award that gives rise to the withholding requirement. The obligations of the Company under the 2005 Equity Plan are conditional on such payment or arrangements, and the Company and any affiliate will, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the key employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with shares of Common Stock.
Certain Federal Income Tax Consequences
      Stock Options. The grant of a stock option under the 2005 Equity Plan creates no income tax consequences to the key employee or the non-employee director or the Company. A key employee or a non-employee director who is granted a non-qualified stock option will generally recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the Common Stock at such time over the exercise price. The Company generally will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee or the non-employee director. A subsequent disposition of the Common Stock will give rise to capital gain or loss to the extent the amount realized from the sale differs from the tax basis, i.e., the fair market value of the Common Stock on the date of exercise. This capital gain or loss will be a long-term capital gain or loss if the Common Stock has been held for more than one year from the date of exercise.

      In general, for regular tax purposes a key employee will recognize no income or gain as a result of exercise of an ISO (the alternative minimum tax may apply). Except as described below, any gain or loss realized by the key employee on the disposition of the Common Stock acquired pursuant to the exercise of an ISO will be treated as a long-term capital gain or loss and no deduction will be allowed to the Company. If the key employee fails to hold the shares of Common Stock acquired pursuant to the exercise of an ISO for at least two years from the date of grant of the ISO and one year from the date of exercise, the key employee will recognize ordinary income at the time of the disposition equal to the lesser of (a) the gain realized on the disposition or (b) the excess of the fair market value of the shares of Common Stock on the date of exercise over the exercise price. The Company generally will be entitled to a deduction in the same amount and at the same time as ordinary income is recognized by the key employee. Any additional gain realized by the key employee over the fair market value at the time of exercise will be treated as a capital gain. This capital gain will be a long-term capital gain if the Common Stock has been held for more than one year from the date of exercise.
      Stock Appreciation Rights. The grant of an SAR will create no income tax consequences for the key employee or the Company. Upon exercise of an SAR, the key employee will recognize ordinary income equal to the amount of any cash and the fair market value of any shares of Common Stock or other property received, except that if the key employee receives an option or shares of restricted stock upon exercise of an SAR, recognition of income may be deferred in accordance with the rules applicable to such other awards. The Company generally will be entitled to a deduction in the same amount and at the same time as income is recognized by the key employee.
      Restricted Stock. A key employee will not recognize income at the time an award of restricted stock is made under the 2005 Equity Plan, unless the election described below is made. A key employee who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time reduced by any amount paid for the restricted stock. The Company generally will be entitled to a corresponding deduction in the same amount and at the same time as the key employee recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will generally result in capital gain or loss (long-term or short-term depending upon the length of time the restricted stock is held after the time the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid. The Company generally will be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.
      A key employee may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award reduced by any amount paid for the restricted stock. The Company generally will be entitled to a corresponding deduction in the same amount and at the same time as the key employee recognizes income. If the election is made, any cash dividends received with respect to the restricted stock will be treated as dividend income to the key employee in the year of payment and will not be deductible by the Company. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in capital gain or loss (long-term or short-term depending on the holding period). If the key employee who has made an election subsequently forfeits the restricted stock, the key employee will not be entitled to deduct any loss. In addition, the Company would then be required to include as ordinary income the amount of the deduction it originally claimed with respect to such shares.
Future Plan Benefits
      Other than the automatic grants of stock options to non-employee directors, the Company cannot currently determine the number of shares or the type of shares that may be granted to eligible participants under the 2005 Equity Plan in the future. Such determinations will be made from time to time by the Committee.

      On March 11, 2005, the closing price per share of the Common Stock on the New York Stock Exchange was $43.50.
Equity Compensation Plan Information
      The following table provides information about the Company’s equity compensation plans (including individual compensation arrangements) as of January 1, 2005.

	Number of		Number of Securities
	Securities to be		Remaining Available for
	Issued Upon the	Weighted-Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding	Outstanding	(Excluding Securities
	Options, Warrants	Options, Warrants	Reflected in the First
Plan category	and Rights(1)(2)	and Rights	Column)(3)

Equity compensation plans approved by security holders	2,857,238	$33.64	316,221
Equity compensation plans not approved by security holders	—	—	—

Total	2,857,238	$33.64	316,221

(1)	Represents options to purchase Common Stock granted under the Company’s 1991 Stock Option Plan and Equity Incentive Plan.

(2)	Excludes 23,988 shares of restricted stock granted to executives during 2004 that vest ratably over three years, subject to certain restrictions.

(3)	Includes 103,994 shares of Common Stock available for issuance under the Company’s 1991 Stock Option Plan and 212,227 shares of Common Stock available for issuance under the Equity Incentive Plan.
Vote Required
      The affirmative vote of the holders of a majority of the shares of Common Stock represented and voted at the Annual Meeting (assuming a quorum is present) is required to approve the 2005 Equity Plan; provided that a majority of the outstanding shares of Common Stock are voted on the proposal. Assuming such proviso is met, any shares not voted at the Annual Meeting with respect to the 2005 Equity Plan will have no impact on the vote.
      THE BOARD RECOMMENDS A VOTE “FOR” THE 2005 EQUITY PLAN. SHARES OF COMMON STOCK REPRESENTED AT THE ANNUAL MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED “FOR” THE 2005 EQUITY PLAN.
RATIFICATION OF ERNST & YOUNG LLP AS
INDEPENDENT AUDITORS OF THE COMPANY FOR 2005
Independent Auditors
      Ernst & Young LLP has served as the independent auditors for the Company since May 17, 2002 and audited the financial statements of the Company for the fiscal years ended January 3, 2004 and January 1, 2005. The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors for 2005, and this selection is being presented to shareholders for ratification. The Board recommends to the shareholders the ratification of the selection of Ernst & Young LLP, to audit the financial statements of the Company and its subsidiaries for 2005. Unless otherwise specified, the proxies solicited hereby will be voted in favor of the ratification of Ernst & Young LLP as independent auditors for the Company for 2005.
      If prior to the Annual Meeting Ernst & Young LLP shall decline to act or its engagement shall be otherwise discontinued by the Audit Committee, the Audit Committee will appoint other independent auditors whose engagement for any period subsequent to the Annual Meeting will be subject to ratification by the shareholders at the Annual Meeting. If the shareholders fail to ratify the appointment of Ernst & Young LLP, then the Audit Committee will consider it a direction to select other auditors for 2005. Even if the selection is ratified, the Audit Committee, in its discretion, may select a new independent auditing firm at any time during the year if it believes that such a change would be in the best interests of the Company and its shareholders.
      Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to answer appropriate questions and, if they so desire, to make a statement.
Independent Auditors’ Fees
      During the fiscal years ended January 1, 2005 and January 3, 2004, the Company retained and paid Ernst & Young LLP to provide audit and/or other services. The fees paid to Ernst & Young LLP for the years ended January 1, 2005 and January 3, 2004 were as follows:
      Audit Fees. Fees for audit services paid to Ernst & Young LLP totaled $1,027,000 in fiscal 2004 and $517,000 in fiscal 2003. Audit fees include fees associated with the annual audit, assessment of internal control over financial reporting, the reviews of the Company’s quarterly reports on Form 10-Q, and statutory audits required internationally.
      Audit-Related Fees. Fees for audit-related services paid to Ernst & Young LLP totaled $108,000 in fiscal 2004 and $113,634 in fiscal 2003. Audit-related services principally include due diligence in connection with acquisitions and accounting consultations.
      Tax Fees. Fees paid to Ernst & Young LLP for tax services, including tax compliance, tax advice and tax planning (including expatriate tax services), totaled $156,000 in fiscal 2004 and $169,695 in fiscal 2003.
      All Other Fees. There were no such fees paid to Ernst & Young LLP in either 2004 or 2003.
      The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors on a case-by-case basis. The Audit Committee approved 100% of the services described under the general categories of Audit-Related Fees, Tax Fees and All Other Fees in 2004. The Audit Committee does not consider the provision of non-audit services by the independent auditors to be incompatible with maintaining auditor independence.
Vote Required
      To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for 2005, the number of votes cast in favor of the proposal must exceed the number of votes cast in opposition to it. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum, as noted above, but do not constitute a vote “for” or “against” this matter and will be disregarded in the calculation of “votes cast.”
      THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT AUDITORS.
OTHER MATTERS
Solicitation Expenses
      All expenses of solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, proxies may be solicited personally and by telephone by certain officers and regular employees of the Company. The Company has retained D. F. King & Co. Inc. to assist in the solicitation of proxies and expects to pay such firm a fee of approximately $5,000 plus out-of-pocket expenses. Brokers, nominees and custodians who hold Common Stock in their names and who solicit proxies from the beneficial owners will be reimbursed by the Company for out-of-pocket and reasonable clerical expenses.

Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors to file reports of ownership and changes of ownership with the SEC and the NYSE. The regulations of the SEC require the officers and directors to furnish the Company with copies of all Section 16(a) forms they file. Based on such forms, the Company believes that all its officers and directors have complied with the Section 16(a) filing requirements.
Related Party Transaction
      The Company has an agreement with Hewlett-Packard Company pursuant to which the Company provides various supply-chain management services in connection with the configuration, testing and worldwide distribution of Hewlett-Packard’s hard drives. Michael J. Winkler, a director of the Company, is an Executive Vice President of Hewlett-Packard. The Company’s revenue attributable to its contract with Hewlett-Packard totaled approximately $134 million in fiscal 2004. The Company currently expects that revenue from the Hewlett-Packard contract in fiscal 2005 will be comparable to the fiscal 2004 revenue.
Delivery of Proxy Materials to Households
      Pursuant to the rules of the SEC, services that deliver the Company’s communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of the Company’s annual report to shareholders and this proxy statement. Upon oral or written request, the Company will promptly deliver a separate copy of the annual report to shareholders and/or proxy statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify the Company of their requests by calling or writing Ronald D. Kneezel, Vice President, General Counsel and Secretary, Banta Corporation, P.O. Box 8003, Menasha, Wisconsin 54952, telephone number: (920) 751-7777.
SHAREHOLDER PROPOSALS
      Proposals of shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”) that are intended to be presented at the 2006 annual meeting of shareholders must be received by the Company no later than November 15, 2005 to be included in the Company’s proxy materials for that meeting. Further, a shareholder who otherwise intends to present business at the 2006 annual meeting must comply with the requirements set forth in the Company’s By-laws. Among other things, to bring business before an annual meeting, a shareholder must give written notice thereof, complying with the By-laws, to the Secretary of the Company not less than 60 days and not more than 90 days prior to the second Tuesday in the month of April, provided that the date of the annual meeting is not advanced by more than 30 days or delayed by more than 60 days from the second Tuesday in the month of April. The 2006 annual meeting of shareholders is tentatively scheduled to be held on April 25, 2006. Under the By-laws, if the Company does not receive notice of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 (i.e., a proposal a shareholder intends to present at the 2006 annual meeting of shareholders but does not intend to have included in the Company’s proxy materials) on or prior to February 10, 2006 (assuming an April 25, 2006 meeting date), then the notice will be considered untimely and the Company will not be required to present such proposal at the 2006 annual meeting. If the Board nonetheless chooses to present such proposal at the

2006 annual meeting, then the persons named in proxies solicited by the Board for the 2006 annual meeting may exercise discretionary voting power with respect to such proposal.

By Order of the Board of Directors
BANTA CORPORATION

/s/ RONALD D. KNEEZEL

Ronald D. Kneezel
Secretary

The Company will furnish to any shareholder, without charge, a copy of its Annual Report on Form 10-K for the fiscal year 2004. Requests for the Form 10-K must be in writing and addressed to Ronald D. Kneezel, Vice President, General Counsel and Secretary, Banta Corporation, P.O. Box 8003, Menasha, Wisconsin 54952.

APPENDIX A
BANTA CORPORATION
CRITERIA FOR DETERMINING DIRECTOR INDEPENDENCE
      The Board of Directors has established categorical standards to assist it in making determinations of director independence. Under these categorical standards, a director will be considered independent unless:

1. the director is, or has been within the last three years, an employee of the Company, or an immediate family member of the director is, or has been within the last three years, an executive officer of the Company; provided, however, that employment as an interim Chairman or Chief Executive Officer or other executive officer shall not disqualify a director from being considered independent following that employment;

2. the director has received, or has an immediate family member who has received, in any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service with the Company); provided, however, that compensation received by a director for former service as an interim Chairman or Chief Executive Officer or other executive officer of the Company need not be considered in determining independence under this test; and provided, further, that compensation received by an immediate family member of the director for service as an employee of the Company (other than an executive officer) need not be considered in determining independence under this test;

3. (A) the director or an immediate family member of the director is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

4. the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

5. the director is a current employee, or an immediate family member of the director is a current executive officer, of another company (other than a tax exempt organization) that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; provided, however, that in applying this test, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year; and provided, further, that this test applies solely to the financial relationship between the Company and the director’s (or immediate family member’s) current employer — the Company need not consider former employment of the director or immediate family member.

6. the director, or an immediate family member of the director, was an executive officer of another company that was indebted to the Company, or to which the Company was indebted, and the total amount of either company’s indebtedness to the other in any of the last three fiscal years was greater than 2% of the total consolidated assets of the company for which the director, or an immediate family member of the director, served as an executive officer; or

7. if a director, or an immediate family member of the director, served as an officer, director or trustee of a tax exempt organization, and the Company’s discretionary charitable contributions to the organization in any of the last three fiscal years was greater than 2% of that organization’s consolidated gross revenues.

A-1

      For purposes of the foregoing, an “immediate family member” shall be deemed to include a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home; provided, however, that when applying the three-year “look-back” provisions of the foregoing tests, the Company need not consider individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated.
      For relationships not covered by the categorical standards set forth above, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, shall be made by the directors who satisfy the categorical standards set forth above. The Company must identify which directors are independent and disclose the basis for that determination in the next proxy statement.
      In addition, the Company shall disclose in its annual proxy statement any contributions made by the Company to any tax exempt organization in which any independent director serves as executive officer if, within the preceding three years, contributions in any single year from the Company exceeded the greater of $1 million, or 2% of such charitable organization’s consolidated gross revenues.
* * *

A-2

APPENDIX B
BANTA CORPORATION
2005 EQUITY INCENTIVE PLAN
Section 1.     Purpose
      The purpose of the Banta Corporation 2005 Equity Incentive Plan (the “Plan”), is to promote the best interests of Banta Corporation (together with any successor thereto, the “Company”) and its shareholders by providing key employees of the Company and its Affiliates (as defined below) and members of the Company’s Board of Directors who are not employees of the Company or its Affiliates with an opportunity to acquire a proprietary interest in the Company. It is intended that the Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those key employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company’s continued growth and financial success. In addition, by encouraging stock ownership by directors who are not employees of the Company or its Affiliates, the Company seeks to attract and retain on its Board of Directors persons of exceptional competence and to provide a further incentive to serve as a director of the Company.
Section 2.     Definitions
      As used in the Plan, the following terms shall have the respective meanings set forth below:

(a) “Affiliate” shall mean any entity that, directly or through one or more intermediaries, is controlled by, controls, or is under common control with, the Company.

(b) “Award” shall mean any Option, Stock Appreciation Right or Restricted Stock granted under the Plan.

(c) “Award Agreement” shall mean any written agreement, contract, or other instrument or document evidencing any Award granted under the Plan.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(e) “Commission” shall mean the United States Securities and Exchange Commission or any successor agency.

(f) “Committee” shall mean a committee of the Board of Directors of the Company designated by such Board to administer the Plan and composed of not less than two directors, each of whom is a “non-employee director for purposes of Section 16” within the meaning of Rule 16b-3 and each of whom is an “outside director” within the meaning of Section 162(m)(4)(C) of the Code (or any successor provision thereto).

(g) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(h) “Excluded Items” shall mean any items which the Committee determines shall be excluded in fixing Performance Goals, such as any gains or losses from discontinued operations, any extraordinary gains or losses and the effects of accounting changes.

(i) “Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(j) “Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code (or any successor provision thereto).

(k) “Key Employee” shall mean any officer or other key employee of the Company or of any Affiliate who is responsible for or contributes to the management, growth or profitability of the business of the Company or any Affiliate as determined by the Committee.

(l) “Non-Employee Director” shall mean any member of the Company’s Board of Directors who is not an employee of the Company or of any Affiliate.

(m) “Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option and shall mean any option granted to a Non-Employee Director under Section 6(b) of the Plan.

(n) “Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(o) “Participating Key Employee” shall mean a Key Employee designated to be granted an Award under the Plan.

(p) “Performance Goals” shall mean the following (in all cases after excluding the impact of applicable Excluded Items):

(i) Return on equity for the Performance Period for the Company on a consolidated basis.

(ii) Return on investment for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

(iii) Return on net assets for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

(iv) Economic value added (as defined by the Committee at the time of selection) for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

(v) Earnings from operations for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

(vi) Pre-tax profits for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

(vii) Net earnings for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

(viii) Net earnings per Share for the Performance Period for the Company on a consolidated basis.

(ix) Working capital as a percent of net sales for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

(x) Net cash provided by operating activities for the Performance Period (aa) for the Company on a consolidated basis, (bb) for any one or more Affiliates or divisions of the Company and/or (cc) for any other business unit or units of the Company as defined by the Committee at the time of selection.

(xi) Market price per Share for the Performance Period.

(xii) Total shareholder return for the Performance Period for the Company on a consolidated basis.

(q) “Performance Period” shall mean any period for which a Performance Goal or Goals have been established; provided, however, that such period shall not be less than one year.

(r) “Person” shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof.

(s) “Released Securities” shall mean Shares of Restricted Stock with respect to which all applicable restrictions have expired, lapsed, or been waived.

(t) “Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(u) “Restricted Stock” shall mean any Share granted under Section 6(d) of the Plan.

(v) “Rule 16b-3” shall mean Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor rule or regulation thereto.

(w) “Shares” shall mean shares of common stock of the Company, $.10 par value, and such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(b) of the Plan.

(x) “Stock Appreciation Right” shall mean any right granted under Section 6(c) of the Plan.
Section 3.     Administration
      The Plan shall be administered by the Committee; provided, however, that if at any time the Committee shall not be in existence, the functions of the Committee as specified in the Plan shall be exercised by a committee consisting of those members of the Board of Directors of the Company who qualify as “non-employee directors for purposes of Section 16” under Rule 16b-3 and as “outside directors” under Section 162(m)(4)(C) of the Code (or any successor provision thereto). To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company any or all of the authority and responsibility of the Committee with respect to the Plan, other than with respect to Persons who are subject to Section 16 of the Exchange Act. To the extent the Committee has so delegated to one or more executive officers the authority and responsibility of the Committee, all references to the Committee herein shall include such officer or officers. Subject to the terms of the Plan and without limitation by reason of enumeration, the Committee shall have full power and authority to: (i) designate Participating Key Employees; (ii) determine the type or types of Awards to be granted to each Participating Key Employee under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards granted to Participating Key Employees; (iv) determine the terms and conditions of any Award granted to a Participating Key Employee; (v) determine whether, to what extent, and under what circumstances Awards granted to Participating Key Employees may be settled or exercised in cash, Shares, other securities, other Awards, or other property, and the method or methods by which Awards may be settled, exercised, cancelled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other Awards, and other amounts payable with respect to an Award granted to Participating Key Employees under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan (including, without limitation, any Award Agreement); (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participating Key Employee, any Non-

Employee Director, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Affiliate. Notwithstanding the foregoing, Awards to Non-Employee Directors under the Plan shall be automatic and the amount and terms of such Awards shall be determined as provided in Section 6(b) of the Plan.
Section 4.     Shares Available for Award
      (a) Shares Available. Subject to adjustment as provided in Section 4(b):

(i) Number of Shares Available. The number of Shares with respect to which Awards may be granted under the Plan shall be 3,500,000. If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan, or to which any Award relates, are forfeited or if an Award otherwise terminates, expires or is cancelled prior to the delivery of all of the Shares or of other consideration issuable or payable pursuant to such Award, then the number of Shares counted against the number of Shares available under the Plan in connection with the grant of such Award, to the extent of any such forfeiture, termination, expiration or cancellation, shall again be available for granting of additional Awards under the Plan. Upon payment in Shares pursuant to the exercise of a Stock Appreciation Right, the number of shares available for issuance under the Plan shall be reduced by the total number of shares with respect to which the Stock Appreciation Right is exercised and not only by the number of Shares actually issued in such payment.

(ii) Limitations on Awards to Individual Participants. No Participating Key Employee shall be granted, during any calendar year, Options for more than 300,000 Shares, Stock Appreciation Rights with respect to more than 50,000 Shares and/or more than 50,000 Shares of Restricted Stock under the Plan. Such number of Shares as specified in the preceding sentence shall be subject to adjustment in accordance with the terms of Section 4(b) hereof. In all cases, determinations under this Section 4(a)(ii) shall be made in a manner that is consistent with the exemption for performance-based compensation provided by Section 162(m) of the Code (or any successor provision thereto) and any regulations promulgated thereunder.

(iii) Accounting for Awards. The number of Shares covered by an Award under the Plan, or to which such Award relates, shall be counted on the date of grant of such Award against the number of Shares available for granting Awards under the Plan.

(iv) Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.
      (b) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares subject to the Plan and which thereafter may be made the subject of Awards under the Plan, (ii) the number and type of Shares subject to outstanding Awards, and (iii) the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b) of the Code (or any successor provision thereto); and provided further that the number of Shares subject to any Award payable or denominated in Shares shall always be a whole number. Notwithstanding the foregoing, Non-Qualified Stock Options subject to grant or previously granted to Non-Employee Directors under Section 6(b) of the Plan at the time of any event described in the preceding sentence shall be subject to only such adjustments as shall be necessary to maintain the relative proportionate interest represented thereby immediately prior to any such event and to preserve, without exceeding, the value of such Options.

Section 5.     Eligibility
      Any Key Employee, including any executive officer or employee-director of the Company or of any Affiliate, shall be eligible to be designated a Participating Key Employee. All Non-Employee Directors shall receive Awards of Non-Qualified Stock Options as provided in Section 6(b).
Section 6.     Awards
      (a) Option Awards to Key Employees. The Committee is hereby authorized to grant Options to Key Employees with the terms and conditions as set forth below and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(i) Exercise Price. The exercise price per Share of an Option granted pursuant to this Section 6(a) shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(ii) Option Term. The term of each Option shall be fixed by the Committee; provided, however, that in no event shall the term of any Incentive Stock Option exceed a period of ten years from the date of its grant.

(iii) Exercisability and Method of Exercise. An Option shall become exercisable in such manner and within such period or periods and in such installments or otherwise as shall be determined by the Committee. The Committee also shall determine the method or methods by which, and the form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect to any Option may be made or deemed to have been made.

(iv) Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code (or any successor provision thereto) and any regulations promulgated thereunder. Notwithstanding any provision in the Plan to the contrary, no Incentive Stock Option may be granted hereunder after April 26, 2015.
      (b) Non-Qualified Stock Option Awards to Non-Employee Directors.

(i) Eligibility. Each Non-Employee Director shall automatically be granted Non-Qualified Stock Options under the Plan in the manner set forth in this Section 6(b). A Non-Employee Director may hold more than one Non-Qualified Stock Option, but only on the terms and subject to any restrictions set forth herein.

(ii) Grant of Options to Newly-Elected Non-Employee Directors. Any Person who is first elected as a Non-Employee Director after the effective date of the Plan shall, on the date of such election, automatically be granted a Non-Qualified Stock Option to purchase 6,000 Shares (which number of Shares shall be subject to adjustment in the manner provided in Section 4(b) hereof).

(iii) Annual Option Grants to Non-Employee Directors. Beginning with the annual meeting of shareholders next succeeding the annual meeting at which the Plan is approved by shareholders, each Non-Employee Director (if he or she continues to serve in such capacity) shall, on the day following the annual meeting of shareholders in each year during the time the Plan is in effect, automatically be granted a Non-Qualified Stock Option to purchase 3,000 Shares (which number of Shares shall be subject to adjustment in the manner provided in Section 4(b) hereof); provided, however, that a Person who is first elected as a Non-Employee Director on the date of an annual meeting of shareholders and who receives on that date a Non-Qualified Stock Option pursuant to Section 6(b)(ii) hereof shall not be eligible to begin to receive grants pursuant to this Section 6(b)(iii) until the day following the next succeeding annual meeting of shareholders.

(iv) Grant Limitation. Notwithstanding the provisions of Sections 6(b)(ii) and 6(b)(iii) hereof, Non-Qualified Stock Options shall be automatically granted to Non-Employee Directors under the Plan only for so long as the Plan remains in effect and a sufficient number of Shares are available hereunder for the granting of such Options.

(v) Exercise Price. The exercise price per Share for a Non-Qualified Stock Option granted to a Non-Employee Director under the Plan shall be equal to 100% of the “market value” of a Share on the date of grant of such Option. The “market value” of a Share on the date of grant to the Non-Employee Director shall be the closing price per Share for the Shares on the New York Stock Exchange on the trading date next preceding the date of grant, or if no trading occurred on the trading date next preceding the date on which the Non-Qualified Stock Option is granted, then the “market value” per Share shall be determined with reference to the next preceding date on which the Shares were traded.

(vi) Exercisability and Termination of Options. Non-Qualified Stock Options granted to Non-Employee Directors under the Plan shall become exercisable six months following the date of grant; provided, however, that if a Non-Employee Director ceases to be a director of the Company by reason of death, disability or retirement within six months after the date of grant, the Option shall become immediately exercisable in full. Non-Qualified Stock Options granted to Non-Employee Directors shall terminate on the earlier of:

(A) ten years after the date of grant; or

(B) twelve months after the Non-Employee Director ceases to be a director of the Company for any reason, including as a result of the Non-Employee Director’s death, disability or retirement.

(vii) Exercise of Options. A Non-Qualified Stock Option granted to a Non-Employee Director may be exercised, subject to its terms and conditions and the terms and conditions of the Plan, in full at any time or in part from time to time by delivery to the Secretary of the Company at the Company’s principal office in Menasha, Wisconsin, of a written notice of exercise specifying the number of shares with respect to which the Option is being exercised. Any notice of exercise shall be accompanied by full payment of the exercise price of the Shares being purchased (x) in cash or its equivalent; (y) by tendering previously acquired Shares (valued at their “market value” [as determined in accordance with Section 6(b)(v)] as of the date of exercise); or (z) by any combination of the means of payment set forth in subparagraphs (x) and (y). For purposes of subparagraphs (y) and (z) above, the term “previously acquired Shares” shall only include Shares owned by the Non-Employee Director prior to the exercise of the Option for which payment is being made and shall not include Shares which are being acquired pursuant to the exercise of said Option. No shares will be issued until full payment therefor has been made.
      (c) Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Key Employees. Non-Employee Directors are not eligible to be granted Stock Appreciation Rights under the Plan. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan, the grant price, term, methods of exercise, methods of settlement (including whether the Participating Key Employee will be paid in cash, Shares, other securities, other Awards, or other property, or any combination thereof), and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.
      (d) Restricted Stock Awards.

(i) Issuance. The Committee is hereby authorized to grant Awards of Restricted Stock to Key Employees; provided, however, that the aggregate number of Shares of Restricted Stock granted under the Plan to all Participating Key Employees as a group shall not exceed 350,000 (such number of Shares subject to adjustment in accordance with the terms of Section 4(b) hereof). Non-Employee Directors are not eligible to be granted Restricted Stock under the Plan.

(ii) Restrictions. Shares of Restricted Stock granted to Participating Key Employees shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right or property), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate (including, without limitation, the continued employment of the Participant with the Company for a specified period or upon the achievement of Performance Goals or other terms set by the Committee at the time the shares of Restricted Stock are granted). With respect to any shares of Restricted Stock the restrictions on which are subject to the achievement of Performance Goals, the Committee shall determine the Performance Period, the Performance Goal or Goals (and the performance level or levels related thereto) to be achieved during any Performance Period, the restrictions that shall lapse, if any, for performance between the minimum and full performance levels for any Performance Goal and, if applicable, the relative percentage weighting given to each of the selected Performance Goals. The Committee shall have sole discretion to alter the selected Performance Goals set forth in Section 2(p), subject to shareholder approval, to the extent required to qualify the Award for the performance-based exemption provided by Section 162(m) of the Code (or any successor provision thereto). Notwithstanding the foregoing, in the event the Committee determines it is advisable to grant Restricted Stock which do not qualify for the performance-based exemption under Section 162(m) of the Code (or any successor provision thereto), the Committee may make such grants without satisfying the requirements thereof.

(iii) Registration. Any Restricted Stock granted under the Plan to a Participating Key Employee may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan to a Participating Key Employee, such certificate shall be registered in the name of the Participating Key Employee and shall bear an appropriate legend (as determined by the Committee) referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(iv) Payment of Restricted Stock. Upon the lapse of the applicable restrictions relating to Restricted Stock granted to a Participating Key Employee, one or more stock certificates for the appropriate number of Shares, free of restrictions imposed under the Plan, shall be delivered to the Participating Key Employee, or, if the Participating Key Employee received stock certificates representing the Restricted Stock at the time of grant, the legends placed on such certificates shall be removed.

(v) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment of a Participating Key Employee (as determined under criteria established by the Committee) for any reason during the applicable restriction period, all Shares of Restricted Stock still subject to restriction shall be forfeited by the Participating Key Employee; provided, however, that the Committee may, when it finds that a waiver would be in the best interests of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock held by a Participating Key Employee.
      (e) General.

(i) No Consideration for Awards. Awards shall be granted to Participating Key Employees for no cash consideration unless otherwise determined by the Committee. Awards of Non-Qualified Stock Options granted to Non-Employee Directors under Section 6(b) of the Plan shall be granted for no cash consideration unless otherwise required by law.

(ii) Award Agreements. Each Award granted under the Plan shall be evidenced by an Award Agreement in such form (consistent with the terms of the Plan) as shall have been approved by the Committee.

(iii) Awards May Be Granted Separately or Together. Awards to Participating Key Employees under the Plan may be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Affiliate. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Affiliate, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iv) Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise, or payment of an Award to a Participating Key Employee may be made in such form or forms as the Committee shall determine, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of interest on installment or deferred payments.

(v) Limits on Transfer of Awards. No Award (other than Released Securities), and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participating Key Employee or a Non-Employee Director otherwise than by will or by the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Company); provided, however, that a Participating Key Employee at the discretion of the Committee may, and a Non-Employee Director shall, be entitled, in the manner established by the Committee, to designate a beneficiary or beneficiaries to exercise his or her rights, and to receive any property distributable, with respect to any Award upon the death of the Participating Key Employee or the Non-Employee Director, as the case may be. Each Award, and each right under any Award, shall be exercisable, during the lifetime of the Participating Key Employee or the Non-Employee Director, only by such individual or, if permissible under applicable law, by such individual’s guardian or legal representative. No Award (other than Released Securities), and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(vi) Term of Awards. Except as otherwise provided in the Plan, the term of each Award shall be for such period as may be determined by the Committee.

(vii) Share Certificates; Representation. In addition to the restrictions imposed pursuant to Section 6(d) and Section 6(e) hereof, all certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Commission, any stock exchange or other market upon which such Shares are then listed or traded, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Committee may require each Participating Key Employee, Non-Employee Director or other Person who acquires Shares under the Plan by means of an Award originally made to a Participating Key Employee or a Non-Employee Director to represent to the Company in writing that such Participating Key Employee, Non-Employee Director or other Person is acquiring the Shares without a view to the distribution thereof.

(viii) No Re-Pricing of Options. Notwithstanding any provision in the Plan to the contrary, without the approval of the Company’s shareholders, no Option under the Plan shall be re-priced or shall be granted in connection with the cancellation of a previously granted Option under the Plan if the exercise price of the later granted Option is less than the exercise price of the earlier granted Option.

Section 7.	Amendment and Termination of the Plan; Correction of Defects and Omissions
      (a) Amendments to and Termination of the Plan. The Board of Directors of the Company may at any time amend, alter, suspend, discontinue, or terminate the Plan; provided, however, that the provisions of Section 6(b) of the Plan shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder; and provided further that shareholder approval of any amendment of the Plan shall also be obtained (i) if such amendment (A) increases the number of Shares with respect to which Awards may be granted under the Plan (other than increases related to adjustments made as provided in Section 4(b)

hereof), (B) expands the class of persons eligible to participate under the Plan or (C) otherwise increases in any material respect the benefits payable under the Plan; or (ii) if otherwise required by: (A) the Code or any rules promulgated thereunder (in order to allow for Incentive Stock Options to be granted under the Plan), or (B) the listing requirements of the New York Stock Exchange or any principal securities exchange or market on which the Shares are then traded (in order to maintain the listing of the Shares thereon). Termination of the Plan shall not affect the rights of Participating Key Employees or Non-Employee Directors with respect to Awards previously granted to them, and all unexpired Awards shall continue in force and effect after termination of the Plan except as they may lapse or be terminated by their own terms and conditions.
      (b) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it shall deem desirable to carry the Plan into effect.

Section 8.	General Provisions
      (a) No Rights to Awards. No Key Employee, Participating Key Employee or other Person (other than a Non-Employee Director to the extent provided in Section 6(b) of the Plan) shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Key Employees, Participating Key Employees, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each Participating Key Employee.
      (b) Withholding. No later than the date as of which an amount first becomes includable in the gross income of a Participating Key Employee for federal income tax purposes with respect to any Award under the Plan, the Participating Key Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations arising with respect to Awards to Participating Key Employees under the Plan may be settled with Shares (other than Restricted Securities), including Shares that are part of, or are received upon exercise of, the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participating Key Employee. The Committee may establish such procedures as it deems appropriate for the settling of withholding obligations with Shares, including, without limitation, the establishment of such procedures as may be necessary to satisfy the requirements of Rule 16b-3.
      (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.
      (d) Rights and Status of Recipients of Awards. The grant of an Award shall not be construed as giving a Participating Key Employee the right to be retained in the employ of the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss a Participating Key Employee from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement. The grant of an Award to a Non-Employee Director pursuant to Section 6(b) of the Plan shall confer no right on such Non-Employee Director to continue as a director of the Company. Except for rights accorded under the Plan and under any applicable Award Agreement, Participating Key Employees and Non-Employee Directors shall have no rights as holders of Shares as a result of the granting of Awards hereunder.
      (e) Unfunded Status of the Plan. Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any Participating Key Employee, any Non-Employee Director or other Person. To the extent any Person holds any right by virtue of a grant under the Plan, such right (unless otherwise determined by the Committee) shall be no greater than the right of an unsecured general creditor of the Company.

      (f) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Wisconsin and applicable federal law.
      (g) Severability. If any provision of the Plan or any Award Agreement or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan, any Award Agreement or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, any Award Agreement or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan, any such Award Agreement and any such Award shall remain in full force and effect.
      (h) No Fractional Shares. No fractional Shares or other securities shall be issued or delivered pursuant to the Plan, any Award Agreement or any Award, and the Committee shall determine (except as otherwise provided in the Plan) whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights thereto shall be canceled, terminated, or otherwise eliminated.
      (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 9.	Effective Date of the Plan
      The Plan originally became effective on April 26, 2005.

                       ANNUAL MEETING OF SHAREHOLDERS OF

                               BANTA CORPORATION

                                 APRIL 26, 2005

                                     COMMON

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

  -- Please detach along perforated line and mail in the envelope provided. --

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE BOARD'S NOMINEES FOR DIRECTORS AND "FOR" PROPOSALS
2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
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                                                                                                           FOR   AGAINST   ABSTAIN
1. Election of Directors:                                         2. Approval of the Banta Corporation
                                                                     2005 Equity Incentive Plan.           [ ]      [ ]      [ ]
                                 NOMINEES:
[ ]  FOR ALL NOMINEES            ( ) Jameson A. Baxter            3. Ratification of the appointment of
                                 ( ) John F. Bergstrom               Ernst & Young LLP as the independent  [ ]      [ ]      [ ]
[ ]  WITHHOLD AUTHORITY          ( ) Henry T. DeNero                 auditors for the Corporation.
     FOR ALL NOMINEES            ( ) David T. Gibbons
                                 ( ) Paul C. Reyelts              4. In its discretion upon all such other business as may properly
[ ]  FOR ALL EXCEPT              ( ) Ray C. Richelsen                 come before the meeting.
     (See instructions below)    ( ) Stephanie A. Streeter
                                 ( ) Michael J. Winkler

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the
             circle next to each nominee you wish to withhold,
             as shown here:                                   [ ]
-----------------------------------------------------------------

To change the address on your account, please check the box
at right and indicate your new address in the address space
above. Please note that changes to the registered name(s) on
the account may not be submitted via this method.             [ ]
-----------------------------------------------------------------

Signature of Shareholder                               Date:          Signature of Shareholder                     Date:
                         ----------------------------       ---------                          -------------------      -------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.
      When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                               BANTA CORPORATION

                                     COMMON

       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 26, 2005

         The undersigned constitutes and appoints STEPHANIE A. STREETER and
RONALD D. KNEEZEL, or each of them, the true and lawful proxies of the undersigned, with full power of substitution, to represent and to vote as designated on the reverse side, all shares of Banta Corporation which the undersigned is entitled to vote at the annual meeting of shareholders of such corporation to be held at the Radisson Paper Valley Hotel, Ballroom B, 333 West
College Avenue, Appleton, Wisconsin on April 26, 2005, at 2:00 P.M., Central
Time, and at all adjournments or postponements thereof.

         THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE
VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, BUT, IF NO
DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL INDICATED NOMINEES AS
DIRECTORS (ITEM 1), FOR THE APPROVAL OF THE BANTA CORPORATION 2005 EQUITY
INCENTIVE PLAN (ITEM 2) AND FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST &
YOUNG LLP AS INDEPENDENT AUDITORS FOR THE CORPORATION (ITEM 3).

         THE UNDERSIGNED HEREBY REVOKES ANY OTHER PROXY HERETOFORE EXECUTED BY
THE UNDERSIGNED FOR THE MEETING AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE
ANNUAL MEETING AND THE PROXY STATEMENT. THIS PROXY IS SOLICITED ON BEHALF OF THE
BOARD OF DIRECTORS OF BANTA CORPORATION.

                 (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

                       ANNUAL MEETING OF SHAREHOLDERS OF

                               BANTA CORPORATION

                                 APRIL 26, 2005

                 INCENTIVE SAVINGS PLAN AND HOURLY 401(k) PLAN

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

  -- Please detach along perforated line and mail in the envelope provided. --

-----------------------------------------------------------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL OF THE BOARD'S NOMINEES FOR DIRECTORS AND "FOR" PROPOSALS
2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                           FOR   AGAINST   ABSTAIN
1. Election of Directors:                                         2. Approval of the Banta Corporation
                                                                     2005 Equity Incentive Plan.           [ ]      [ ]      [ ]
                                 NOMINEES:
[ ]  FOR ALL NOMINEES            ( ) Jameson A. Baxter            3. Ratification of the appointment of
                                 ( ) John F. Bergstrom               Ernst & Young LLP as the independent  [ ]      [ ]      [ ]
[ ]  WITHHOLD AUTHORITY          ( ) Henry T. DeNero                 auditors for the Corporation.
     FOR ALL NOMINEES            ( ) David T. Gibbons
                                 ( ) Paul C. Reyelts              4. In its discretion upon all such other business as may properly
[ ]  FOR ALL EXCEPT              ( ) Ray C. Richelsen                 come before the meeting.
     (See instructions below)    ( ) Stephanie A. Streeter
                                 ( ) Michael J. Winkler

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the
             circle next to each nominee you wish to withhold,
             as shown here:                                   [ ]
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To change the address on your account, please check the box at right and indicate your new address in the address space
above. Please note that changes to the registered name(s) on
the account may not be submitted via this method.             [ ]
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Signature of Shareholder                               Date:          Signature of Shareholder                     Date:
                         ----------------------------       ---------                          -------------------      -------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign.
      When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                 INCENTIVE SAVINGS PLAN AND HOURLY 401(k) PLAN
                               BANTA CORPORATION
 VOTING DIRECTION FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 26, 2005

         The annual meeting of shareholders of Banta Corporation is scheduled to be held at the Radisson Paper Valley Hotel, Ballroom B, 333 West College Avenue,
Appleton, Wisconsin on April 26, 2005, at 2:00 P.M., Central Time. As a
participant in the Banta Corporation Incentive Savings Plan and/or the Banta
Hourly 401(k) Plan, you have the right to direct Fidelity Management Trust
Company regarding how to vote the shares of Banta Corporation credited to your account at the 2005 annual meeting and at all adjournments or postponements thereof. The shares credited to your account will be voted as directed. If no direction is made, if this card is not signed, or if this card is not received for tabulation by April 21, 2005, then the shares credited to your account will not be voted.

         The undersigned hereby revokes any other voting direction heretofore executed by the undersigned for the meeting with respect to plan shares credited to his or her account. The undersigned further acknowledges receipt of notice of the annual meeting and the proxy statement. This voting direction is solicited on behalf of the Board of Directors of Banta Corporation.

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)